Exhibit 10.11

Equity Acquisition Option Agreement

This Equity Acquisition Option Agreement (“this Agreement”) is concluded by Parties in Beijing on Nov. 16, 2010.

Party A: Detian Yu Biotechnology (Beijing) Co. Limited

Address: A-807 North Star Century Center, 8 Beichen West Road, Chaoyang District, Beijing

Party B: Zhao Jing

Identity Card No.: 142401198203010928

Domicile: No. 8, Department 1, Building 2, No.29, Jinlun East Street, Yuci District, Jinzhong City, Shanxi Province

Party C: Zhao Peilin

Identity Card No.: 42401197408022717

Domicile: Room 23, Row 1, No.42, Qingyuan Alley, Yuci City, Shanxi Province

In view of

1.
Jinzhong Longyue Investment Consulting Co., Ltd. (hereinafter referred to as "Jinzhong Longyue ") is a limited liability company established under the law of the People’s Republic of China, whose registered address is: No 19 Zhuanyao Street, Yuci District, Jinzhong City)

2.	Party B and Party C respectively own 60% and 40% of the equity intrests (“underlying equity interest”) in Jinzhong Longyue as of the signing date of this Agreement.

3.
Party B and Party C intend to grant a right to make Party A or its designated third party to purchase part of or all the equity interests in Jinzhong Longyue from Party B or Party C (“Equity Acquisition Option”) permitted by applicable laws of the People’s Republic of China as it deems appropriate.

For this purpose, the Parties to this Agreement achieved the following agreement through friendly consultation:

1	Granting Equity Acquisition Option Party B and Party C hereby irrevocably grant Party A the following rights:

1.1
At any time within 10 years from the effective date of this Agreement (hereafter referred as to Exercise Period) and on the premise that the following activities are permitted by applicable PRC laws and regulations, Party A or the third party designated by Party A has an option to purchase part of or all the equity interests in Jinzhong Longyue from Party B and/or Party C in the exercise price or corresponding ratio of exercise price subject to the provisions and conditions in this Agreement. Party B and Party C agree to sign equity transfer agreements (“Equity Transfer Agreement”) in the format listed in annex I of this Agreement with Party A or the third party designated by Party A at that time. When the Chinese law or the competent authority makes modification and/or supplement for Equity Transfer Agreement, the Parties will use all reasonable efforts to promote the achievement, execution and performance of the Equity Transfer Agreement to achieve the purpose of this Agreement, including but not limited to modification and/or supplement consistent with the premise of this Agreement.

1.2
At any time within the vesting period and on the premise that the following activities are permitted by applicable laws of the People’s Republic of China and regulations, Party A has the right to request Party B and Party C to transfer part of or all the underlying equity interests to Party A or the third party designated by Party A at the exercise price.

1.3
In the vesting period, Party A or the third party designated by Party A is entitled to exercise its equity acquisition option under this Agreement in fraction with unlimited fractions until all the underlying equity interest is transferred to Party A or the third party designated by Party A.

1.4
Permitted by law, after Party A issues the exercise notice (see Article 4.1) , Party B and Party C shall unconditionally execute the above procedure and transfer part of or all the underlying equity interests to Party A or the third party designated by Party A, and execute the necessary approval, license, registration, filing and other procedures with Party A.

1.5
In the vesting period, if Party B and / or Party C continuing to hold all or part of the underlying equity interest is in violation of laws and administrative regulations, Party B and / or Party C shall immediately give written notice to Party A and explain the specific reason. In this case, Party A will: (1) immediately exercise its rights in accordance with Article 4.1 of this Agreement; or (2) specify the appropriate third party to purchase all or the corresponding part of the underlying equity interests from Party B and / or Party C at the exercise price.

2	Equity Acquisition Option Consideration The consideration for the equity acquisition option is RMB 120,000,000 subject to this Agreement.

3
Confirmation of Other Shareholders

When Party A exercises its option, Party B and/or Party C shall ensure that the other shareholders (if any) will approve such equity transfer under this Agreement and waive the right of preemption of the targeted equity.

4	Exercise

4.1
In the vesting period, and on the premise that the following activities are permitted by applicable laws of the People’s Republic of China and regulations, Party A may issue an exercise notice ("Exercise Notice") to Party B and / or Party C, requiring to exercise the equity acquisition option under this Agreement and purchase all or part of the underlying equity interests from Party B and / or Party C or requiring to transfer the underlying equity interests to the third party designated by Party A  .

4.2	Once Party B and / or Party C receive(s) the exercise notice issued in accordance with Article 4.1 hereabove, Party B and / or Party C shall immediately:

4.2.1	as required by the exercise notice and in accordance with the format listed in annex I of this Agreement, sign an equity transfer agreement with Party A and / or any third party;

4.2.2
as required by the Equity Transfer Agreement, modify the Articles of Association of Jinzhong Longyue with Party A and / or the third party designated by Party A and other Jinzhong Longyue shareholders at that time;

4.2.3	prompt shareholders’ meeting of Jinzhong Longyue to approve the equity transfer under such exercise and the shareholders’ meeting resolution modifying the Articles of Association of Jinzhong Longyue;

4.2.4
together with Party A and / or any third party designated by Party A and all the other Jinzhong Longyue shareholders (if any), prompt Jinzhong Longyue to submit the Equity Transfer Agreement and the modification of the Articles of Association of Jinzhong Longyue to examining and approving authorities and / or registration authorities, and assist in obtaining the necessary approval and / or record; and

4.2.5	handle all other necessary matters for the completion of the equity transfer.

5
Exercise Price

The Parties agree that the prices for Party A to purchase the targeted equity from Party B and Party C are RMB 72,000,000 and RMB 48,000,000,respectively (hereafter referred as to Exercise Price). In case that Party A only purchase part of the targeted equity, the price shall be fixed according to the relevant ratio of Exercise Price.

6
Jinzhong Longyue’s Termination

Party B and Party C further promise that they will not take any action that might lead to Jinzhong Longyue's termination arising from bankruptcy, disband or being ordered to terminate.

7
Representations and Warranties of Party B and Party C

Party B and Party C represent and warrant to Party A, as of the effective date of this Agreement until all the underlying equity interest is transferred to Party A:

7.1	they are Chinese citizens with the full capacity for civil conduct.

7.2	they have the power to sign this Agreement and to comply with the obligations under the Agreement.

7.3	they have the valid authorization to sign this Agreement, to comply with the obligations under the Agreement and to make them executable.

7.4	their obligations under this Agreement is valid, binding and enforceable in accordance with the terms.

7.5	the signing of this agreement does not violate laws, decrees or administrative regulations, or any obligation or commitment that restricts us or any assets of us.

7.6
they have not performed activities that violate laws, decrees or administrative regulations, official directives, contracts, commitments or obligations which have or will have a substantial adverse impact on us or assets owned by us.

7.7	Party B and Party C legally hold the underlying equity interest.

7.8
Party B and Party C have strictly abided by the obligations set forth in the Articles of Association of Jinzhong Longyue, shall not be subject to anything that might affect the legal status of Party B and Party C as the Jinzhong Longyue shareholders, nor is there anything that might affect the exercise of equity acquisition option under this Agreement by Party A.

7.9
In addition to the equity pledge agreed by Party A, no security interest of any form and no detainment is set on any underlying equity interest held by Party B and Party C, nor is there any dispute, litigation, arbitration or any other form of administrative, judicial compulsory measures against that equity interest, and no one can make any claim to such equity interest.

7.10
Party B and Party C, have disclosed to Party A all the data or information that might have a substantial adverse impact on the capacities of Party B and Party C in fulfilling their obligations under this Agreement or have a substantial adverse impact on the wish of Party A to enter into this Agreement.

8	Party B and Party C’s further promise Party B and Party C promise to Party A,

8.1
In the valid period of this Agreement, they must take all necessary measures to ensure that Jinzhong Longyue can obtain all the business licenses and keep all the business licenses sustained and effective at all times.

8.2	In the valid period of this Agreement, without Party A’s prior written consent,

8.2.1	Party B and Party C shall not transfer or by any other means dispose of any underlying equity interest or set any security interest or other third party rights on any underlying equity interest;

8.2.2	Party B and Party C shall not agree with the increase or decrease in registered capital of Jinzhong Longyue, or increase or decrease of the existing shareholders;

8.2.3	Party B and Party C shall not dispose of or cause the management of Jinzhong Longyue to dispose of any Jinzhong Longyue assets (unless occurring in the normal course of business);

8.2.4
Party B and Party C shall not terminate or cause the management of Jinzhong Longyue to terminate major agreements entered into by Jinzhong Longyue (such major agreement shall be determined at the discretion of Party A), or enter into any other agreement conflicting with the existing major agreement;

8.2.5
Party B and Party C shall not appoint or remove any executive director or board member (if any), supervisor of Jinzhong Longyue, or other management officers that shall be appointed and removed by the existing shareholders;

8.2.6
Except under the mandatory provisions of law, Party B and Party C shall not allocate and actually issue any distributable profits, bonuses or dividends of Jinzhong Longyue without prior consent of Party A;

8.2.7	Except under the mandatory provisions of law, Party B and Party C shall not modify the Articles of Association of Jinzhong Longyue.

9
Confidentiality

Without the prior consent of the Parties, any party to this Agreement shall be confidential and shall not disclose to any other person the contents of this Agreement or give comment on any of the contents of this Agreement. Unless:

(1)	any disclosure is made as required by law or stock exchange provisions;

(2)	any disclosed information is already publicly available, and it is not caused because the breach by the disclosing party;

(3)	any disclosure is made to his shareholders, accountants, financial advisors, legal advisors or other professional advisers;

(4)
Any disclosure is made to his party or potential buyers of his equity / assets, other investors, debt or equity providers, but the recipient shall make appropriate promise on confidentiality(where the transferor is not Party A,  Party A's consent must be obtained.)

10	Liability for Breach of Agreement

10.1	The following constitute Party B and / or Party C’s events of default:

10.1.1
Party B and / or Party C are of breach of any provision set forth in this Agreement, or any representation and warranty of Party B and / or Party C made in this Agreement has material misstatement or is false and incorrect;

10.1.2	Without Party A’s prior written consent, Party B and / or Party C shall not transfer, otherwise assign or dispose of any rights under this Agreement.

10.2	In the event of events of default or other events in Party B and / or Party C, except the breach relief measures required by law, Party A may also take the following measures:

10.2.1
On the premise that the following activities are permitted by applicable laws of the People’s Republic of China, Party B and / or Party C shall immediately transfer all or any part of the underlying equity interest to Party A or any third party designated by Party A at the exercise price;

10.2.2	Immediately collect the borrowing under the loan agreement signed with Party B and / or Party CI;

10.2.3
Party B and / or Party C shall compensate for all direct and indirect losses, including but not limited to: the fruits produced by underlying equity interest, all attorney’s fees, travel expenses, investigation fees and so on paid for the purpose of enforcement and getting relief for breach of the agreement.

11	Termination of Contract

11.1
At any time within the vesting period, Party A may at its own discretion issue a written notice to Party B and / or Party C and unconditionally terminate this Agreement without taking any responsibility.

11.2	At any time within the vesting period, Party B and Party C have no right to unilaterally terminate this Agreement.

12	Applicable Law and Settlement of Disputes

12.1
The conclusion, validity, interpretation, and performance of the contract of this Agreement and settlement of disputes in connection therewith shall be governed by the laws of the People’s Republic of China.

12.2
Any dispute in connection with this Agreement or arising from the performance of this agreement by the Parties shall be settled first through friendly consultation. Should the Parties fail to resolve any such dispute within sixty (60) days after one Party givens a written notice of a dispute to the other, either party may submit the dispute to China International Economic and Foreign Trade Arbitration Commission for arbitration in accordance with then effective arbitration rules in Beijing. The arbitration award shall be final and binding on each party.

13	Other Matters

13.1	All the appendices to this Agreement shall be an integral part of this Agreement and shall have the same legal force as this agreement.

13.2	Matters not covered in this Agreement shall be settled in the form of supplementary agreements. Any supplementary agreement reached by the parties in writing is an integral part of this Agreement.

13.3	Any party to this Agreement shall not unilaterally alter this agreement. Any changes to this Agreement shall be made by consultations between the Parties and reach a written contract or agreement.

13.4
Party A’s failure to exercise or delay in exercising any rights or relief under the Agreement shall be construed as a waiver of such rights or relief by Party A, and will not affect Party A in exercising such rights or relief at any time under this Agreement and / or laws and regulations.

13.5	Any invalid terms of this Agreement does not affect the validity of other terms of this Agreement.

13.6
Party A reserves the right to be entitled to transfer all or part of the rights under this Agreement to a third party without the consent of Party B and Party C; but Party B and Party C shall not transfer any rights and obligations under this Agreement without Party A's consent. After the rights under this Agreement is transferred Party A and the transferee shall still comply with the relevant obligations under this arrangement.

14	Text and Commencement

14.1	This Agreement will have six (6) copies. Each party has two (2) copies and both shall have the same legal force.

14.2
This Agreement goes into effect after being signed by the Parties or their authorized representatives and as of the date the parties otherwise agree. Regardless of whether this Agreement has any contrary provisions, any party to this Agreement shall not request to terminate this Agreement, declare this agreement invalid or early termination of this Agreement on the ground that this Agreement is grossly unconscionable, or violates the principle of fairness, trade practices or market prices, or a similar reason.

(No Text)

This Agreement is signed by the Parties or their duly authorized representatives on the date first above written in Beijing.

Party A: Detian Yu Biotechnology (Beijing) Co. Limited (Seal)

Signature: /s/ Authorized Person
Name:
Position:

Party B: Zhao Jing

/s/ Zhao Jing

Party C: Zhao Peilin

/s/ Zhao Peilin

Annex I: Equity Transfer Agreement

This Equity Transfer Agreement is signed by the following Parties on ______(date) in [    ].

(1)     [ ]
(2)     [ ]

In view of:

1.	The transferor holds [ ]% of the equity interests of Jinzhong Longyue Investment Consulting Co., Ltd. (hereinafter referred to as " Jinzhong Longyue ");

2.	The transferor is willing to transfer [ ]% of Jinzhong Longyue equity interests held by it to the transferee, and the transferee agrees to accept the above equity interests.

For this purpose, both sides reached the following agreement on the transfer of the above equity interest through friendly consultation:

Article 1 Equity Transfer and Delivery

1.1
Both sides to this Agreement agreed that the transferor transfers [  ]% of the Jinzhong Longyue equity interest held by it to the transferee in accordance with the terms and conditions agreed in this Agreement. The transferee agrees to accept the equity interest of the transferor.

1.2
The delivery date of the above equity interest is the date when Jinzhong Longyue completes registering the modifications with the industry and commerce administration authorities. As of the equity interest delivery date, the [  ]% of the Jinzhong Longyue equity interest held by the transferor is held by the transferee, the transferee is entitled to Jinzhong Longyue shareholder rights and assume shareholder obligations based on the equity interest held by it.

Article 2  Transfer Price

2.1	The parties to this Agreement agree that the price of the equity transfer is RMB ￥[ ] , and will be paid within ___ days after the signing of this Agreement.

Article 3 Taxes and Fees

Both sides should pay any applicable tax and fee and expense of them incurred by their consultations, preparation and conclusion of this Agreement and to obtain the necessary approval of the Agreement, including reasonable costs and expenses of their lawyers, accountants, and other experts.

Article 4 Settlement of Disputes

Any disputes between the transferor and the transferee in connection with this Agreement shall first be settled through friendly consultation. If the dispute cannot be resolved within thirty (30) days of the commencement of consultation, either party may submit the dispute to China International Economic and Foreign Trade Arbitration Commission for arbitration in accordance with the arbitration rules in Beijing. The arbitration award shall be final and binding on the parties to this Agreement.

Article 5 Others

This Agreement shall be signed in Chinese and in six (6) copies. Both the transferor and the transferee hold two copies. One original copy is submitted to the original and commerce registration authorities of Jinzhong Longyue for the record, and the other is submitted to the public notary organization (if then required). The copies have the same legal effect.

[ ]	[ ]
Authorized Representative (Signature):	Authorized Representative (Signature):
Name:	Name: